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                                                                    Exhibit 2.12

                            STOCK PURCHASE AGREEMENT

The undersigned:

(a) TELEFONICA INTERACTIVA BRASIL LTDA., a limited liability stock company, duly organized and existing under the laws of the Federative Republic of Brazil, with registered office at Rua da Consolacao, 247, 6th Floor, Room 28-A, in Sao Paulo, State of Sao Paulo, tax identification No. 03.185.736/0001-70, represented herein by its General Manager, Mr. Moshe B. Sendacz, Brazilian, married, attorney, identification card No. RG 3.333.998 (SSP/SP), taxpayer identification No. 365.994.768-72, residing and domiciled in Sao Paulo, with offices at Rua da Consolacao, 247, 4th Floor, hereinafter referred to as "INTERACTIVA" or the "Seller";

(b) MLSP - Comercio e Participacoes Ltda., a limited liability stock company, duly organized and existing under the laws of the Federative Republic of Brazil, with registered office at Rua Coronel Camisao, 237/601, Bairro Higienopolis, Porto Alegre, State of Rio Grande do Sul, tax identification No. 02.429.422/0001-02, with its articles of organization duly recorded with the Commercial Board of the State of Rio Grande do Sul on March 24, 1998 under No. 43.203.726.761, represented herein by its managing partners, Marcelo Pavao Lacerda, Brazilian, divorced, electrical engineer, identification card No. RG 4007554423 SSP-RS, taxpayer identification No. 333.979.450-20, residing and domiciled in the city of Porto Alegre, State of Rio Grande do Sul, at Rua Dr. Vale, 605, apto. 202-B, and Sergio Cristovao Pretto, Brazilian, married, electrical engineer, identification card No. RG 8000873409 SSP-RS, taxpayer identification No. 250.408.980-53, residing and domiciled in the city of Porto Alegre, State of Rio Grande do Sul, at Rua Coronel Camisao, 237, apto. 601, represented herein by his attorney-in-fact, Jose Olinto de Toledo Ridolfo, Brazilian, married, attorney, OAB/SP [Sao Paulo Bar

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Association] number 129.136, with offices at Av. Sao Gabriel, 333, suite 132,
13th Floor, hereinafter referred to as "MLSP" or the "Buyer";

WHEREAS:

INTERACTIVA holds and is the legitimate owner of 3,372,500 (three million three hundred seventy-two thousand five hundred) shares, of which 3,323,498 (three million three hundred twenty-three thousand four hundred ninety-eight) are common shares and 40,002 (forty-nine [sic] thousand and two) are preferred shares, which today represent 99% of the current capital stock of Nutec Informatica S.A., a corporation with registered office in the city of Porto Alegre, State of Rio Grande do Sul, at Rua Silveiro, 1111, lower level, Morro Santa Tereza, tax identification No. 91.088.328/0001-67 ("Nutec"), the capital stock of which is represented by 3,406,566 shares, of which 3,323,498 are common and 83,068 are preferred;

It is the intent of INTERACTIVA that MLSP remains a shareholder of Nutec, in consideration for the interest of MLSP to maintain its shareholding in Nutec;

IN VIEW OF the foregoing recitals, the parties agree to execute this Stock Purchase Agreement ("Agreement"), to be governed by the following terms and conditions:

1.    PURCHASE AND SALE

According to the terms of this Agreement and in the most proper form of law, the Buyer hereby purchases 102,197 (one hundred and two thousand one hundred and ninety-seven) common shares issued by Nutec, owned by the Seller, and the Seller hereby sells 102,197 (one hundred and two thousand one hundred and ninety-seven) common shares issued by Nutec to the Buyer, with all rights inherent thereto, free and clear of any encumbrance, pledge, lien, option, objection, debt, doubt, dispute, litigation, pre-emptive rights or other claims of any type whatsoever that may invalidate or impede the transaction contemplated by the parties herein.

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2.    PURCHASE PRICE

The parties hereby agree that the total purchase price of the 102,197 (one hundred and two thousand one hundred and ninety-seven) common shares issued by Nutec ("Purchase Price") is R$ 10,244,861.03 (ten million two hundred forty-four thousand eight hundred sixty-one Brazilian reais and 03/100) to be paid by MLSP to INTERACTIVA in domestic currency, today, by means of a credit to the current account of INTERACTIVA.

3.    FORMALIZATION OF ASSIGNMENT AND TRANSFER

Immediately after the purchase of the shares described in Clauses 1 and 2 above, and only when the credit to the current account of INTERACTIVA has been confirmed, INTERACTIVA shall formalize the assignment and transfer of its shares to MLSP by signing the share transfer instrument in the "Registered Share Transfer Book" of Nutec.

4.    REPRESENTATIONS AND WARRANTIES

4.1.  Seller:

The Seller represents and warrants to MLSP that (a) it has full legal standing to execute this Agreement, which constitutes a valid and binding obligation for the Seller, enforceable according to the terms contained herein, which remains valid until receipt of the Purchase Price and the transfer of shares under the Agreement to MLSP; (b) signing this Agreement constitutes a legal, valid and binding obligations of the parties, enforceable according to the terms herein; and (c) consummation of the operations provided herein shall not constitute nor result in the violation of any terms, conditions or provisions, nor shall constitute any default nor shall result in the creation of any encumbrance or lien on any property or asset of the Seller or according to any agreement to which the Seller is a party or by which any of its assets are pledged, nor shall it violate any law, regulation, ruling, order or obligation that binds the Seller.

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4.2.  Seller:

MLSP represents and warrants to the Seller that: (a) it is a company that is duly organized and existing under normal conditions, according to the laws of its jurisdiction; (b) that it has full power and authorization to execute this agreement and to consummate the operations provided herein, constituting a legal, valid and binding obligation of the parties, enforceable according to the terms herein; and (c) the representations and warranties provided herein remain in effect.

5.    MISCELLANEOUS PROVISIONS

5.1. This Agreement is irrevocable and binding on the parties themselves and any of their successors . Neither of the parties may assign or transfer any rights or obligations arising out of this Agreement without the express consent of the other party, until the definitive transfer of shares from INTERACTIVA to MLSP.

5.2. Any and all communications between the parties shall be in writing and sent to the address indicated by the Parties in the preface of this Agreement.

5.3. This Agreement may only be amended by written agreement of the parties.

5.4. The parties select the jurisdiction of the courts of Sao Paulo, State of Sao Paulo, to settle any disputes or controversies which may arise out of this instrument.

The parties, being in agreement, sign this instrument in three (3) exact copies issued for the same purpose, in the presence of the 2 (two) witnesses below who were present .

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(continuation of the Stock Purchase Agreement between Telefonica Interactiva
Brasil Ltda. and MLSP Comercio e Representacoes Ltda.)

                                        Sao Paulo, August 5, 1999

                                        Telefonica Interactiva Brasil Ltda.
                                        [signed]
                                        Name: Moshe B. Sendacz
                                        Title: General Manager

                                        MLSP Comercio e Representacoes Ltda.
                                        [signed]
                                        Name: Marcelo Pavao Lacerda
                                        Title: Managing Partner
                                        [signed]
                                        Name: Sergio Cristovao Pretto
                                        Title: Managing Partner
                                        for: Jose Olinto de Toledo Ridolfo

WITNESSES:

1. [signed] Andrea Jimenez
            RG 23.682.884-7 SSP/SP

2. [signed] Gustavo Lage Noman
            RG 25.865.889/SSP/SP